Exhibit 99.4

EPR Properties Reschedules Third Quarter 2016 Earnings Call

KANSAS CITY, MO.—November 2, 2016—(BUSINESS WIRE) EPR Properties (NYSE: EPR) announced today that its third quarter earnings call has been rescheduled for 8:30 a.m. Eastern Time on November 3, 2016. The third quarter earnings call was previously scheduled for 5 p.m. Eastern Time November 3, 2016. During the call, Management will discuss the Company’s financial results, as well as its recently announced Recreation portfolio transaction. The Company will release its third quarter 2016 financial results after market close on November 2, 2016.

The conference call and accompanying slide presentation will be webcast and can be accessed via the Company’s website at www.eprkc.com/earnings. The webcast is also being distributed through the Thomson Reuters Network.

To access the live call, audio only, dial (866) 587-2930 and when prompted, provide the passcode #1134774.

A replay of the webcast and the accompanying slide presentation will be available on Monday, November 7, 2016 on the Company’s website. www.eprkc.com/earnings.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $5.0 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields. Further information is available at www.eprkc.com.

Contact:

EPR Properties

Brian Moriarty, Vice President - Corporate Communications

brianm@eprkc.com

1-888-EPR-REIT